EXHIBIT 10.13

SAREPTA THERAPEUTICS, INC.

Amended and Restated 2011 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

 NOTICE OF STOCK OPTION GRANT

Participant: [Name of Participant]

Address:

The above-named Participant (the “Participant”) has been granted an Option (the “Option”) to purchase the number of shares of Common Stock of Sarepta Therapeutics, Inc. (the “Company”) set forth below (the “Shares”), pursuant and subject to the terms and conditions of the Amended and Restated 2011 Equity Incentive Plan (the “Plan”) and this Stock Option Award Agreement, including this Notice of Stock Option Grant (the “Notice of Grant”) and the Terms and Conditions of Stock Option Grant attached hereto as Exhibit A, (together, this “Award Agreement”), as follows:

Date of Grant

Vesting Commencement Date
Exercise Price per Share	$_____________________________
Total Number of Shares subject to Option

Total Exercise Price	$_____________________________

Type of Option:	_____ Incentive Stock Option

_____ Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule

Subject to the terms and conditions of the Plan and this Award Agreement, the Option will vest and become exercisable in accordance with the following vesting schedule, with the number of Shares that vest on the first vesting date being rounded up to the nearest whole share, the number of Shares that vest on any subsequent vesting date being rounded down to the nearest whole share and the Option becoming vested as to 100% of the Shares on the final vesting date:

The Option will vest as to 25% of the total number of Shares subject to the Option on the first anniversary of the Vesting Commencement Date (set forth above) and thereafter will vest as to 1/48 of the total number of Shares subject to the Option on each monthly anniversary of the Vesting Commencement Date, subject to Participant remaining a Service Provider from the Date of Grant (set forth above) through each such vesting date..

Notwithstanding the foregoing, in the event the Participant’s relationship with the Company as a Service Provider terminates as a result of the Service Provider’s death, Option will vest as to 100% of the Shares as of the date of such death.

Exercisability of Option Following Termination of Relationship as a Service Provider

In the event of a termination of the Participant’s relationship with the Company as a Service Provider, to the extent vested immediately prior to such termination, the Option will remain exercisable until the earlier of (a) the expiration of the three-month period following such termination, in the case of a termination other than due to the Participant’s death or Disability, or the expiration of the 12-month period following such termination, in the case of a termination due to the Participant’s death or Disability, or (b) the Term/Expiration Date, and except to the extent previously exercised as permitted by the Plan and this Award Agreement, will thereupon immediately terminate.

Agreements and Acknowledgements

The Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated above.

Further, the Participant acknowledges and agrees that (i) this Award Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Award Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Award Agreement is countersigned by the Participant.

PARTICIPANT:	SAREPTA THERAPEUTICS, INC.

Signature	By

Print Name	Title

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.Grant of Option. The Company hereby grants to the Participant the Option to purchase the Shares at the exercise price per share (the “Exercise Price”), as each are set forth in the Notice of Grant that forms a part of this Agreement, pursuant and subject to the terms and conditions of the Plan and this Award Agreement.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), the Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and is granted to the Participant in connection with the Participant’s employment by the Company or a “subsidiary corporation” of the Company, as such term is defined in Code Section 424. However, even if the Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason the Option (or portion thereof) does not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) will be regarded as an NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.  If designated in the Notice of Grant as an NSO, the Option will not qualify as an ISO and is granted in connection with the Participant’s employment by or service to the Company and its qualifying subsidiaries.  For purposes of the immediately preceding sentence, a “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2.Vesting Schedule. The term “vest” as used herein with respect to the Option or any portion thereof means to become exercisable, and the term “vested” as applied to any outstanding portion of the Option means that the Option is then exercisable, subject in each case to the terms of the Plan and this Award Agreement. Unless earlier terminated, forfeited, relinquished or expired and subject to the Participant’s continuous relationship with the Company as a Service Provider from the Date of Grant through each applicable vesting date, the Option will vest in accordance with the vesting provisions set forth in the Notice of Grant.

3.Exercise of Option; Termination of Relationship as a Service Provider.

(a)Right to Exercise. No portion of the Option may be exercised until such portion vests as set forth in this Award Agreement and may be exercised only in accordance with the Plan and the terms of this Award Agreement. The latest date on which the Option or any portion thereof may be exercised is the Term/Expiration Date and if not exercised by such date the Option, or any remaining portion thereof, will thereupon immediately terminate.

(b)Termination of Relationship as a Service Provider.

(i)Except as otherwise provided in any employment or change of control or similar individual agreement between the Company and the Participant and as provided in Section 3(b)(ii) below, if the Participant’s relationship with the Company as a Service Provider ceases, the Option, to the extent not already vested will be immediately forfeited and any vested portion of the Option that is then outstanding will remain exercisable for the period set forth in the Notice of Grant.

(ii)In the event the Participant’s relationship with the Company as a Service Provider terminates as a result of the Service Provider’s death, the Option will vest as to 100% of the Shares as of the date of such death and will remain exercisable for the period set forth in the Notice of Grant.

(c)Method of Exercise. This Option may be exercised by delivery to the Company of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in such other form (including electronic) acceptable to the Administrator, signed (including by electronic signature) by the Participant (or, in the event of the death of the Participant, the Beneficiary (as defined below)).  Each election to exercise must be received by the Company at its principal office or by such other party as the Administrator may prescribe and must be accompanied by payment in full (including any applicable tax withholdings) for the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”).

4.Method of Payment. Payment of the aggregate Exercise Price may be by any of the following, or a combination thereof, at the election of Participant.

(a)cash;

(b)check;

(c)consideration received by the Company under a formal cashless exercise program implemented by the Company in connection with the Plan; or

(d)surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

5.Death of Participant. In the event of the death of the Participant, the Option may be exercised by the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Participant and not subsequently revoked, or if there is no such designated beneficiary, by the executor or administrator of the Participant’s estate (in each case, the “Beneficiary”).  Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the Participant’s Beneficiary. The exercise of the Option or any portion thereof by the Beneficiary and any distribution or delivery under this Agreement to the Beneficiary will be subject to the Company receiving appropriate proof of the right of the Beneficiary to exercise the Option or receive such distribution or delivery, as the case may be, as determined by the Administrator.

6.Tax Obligations.

(a)Withholding Taxes. The exercise of the Option will give rise to “wages” subject to withholding.  The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld.  No Shares will be transferred pursuant to the exercise of the Option unless and until the person exercising the Option has remitted to the Company an amount in cash or by check sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Administrator with respect to such taxes.  The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section.

(b)Notice of Disqualifying Disposition of ISO Shares. If the Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date that is two years after the Grant Date, or (ii) the date that is one year after the date of exercise, the Participant will immediately notify the Company in writing of such disposition. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant in connection with such disposition.

7.No Guarantee of Continued Service. Neither the grant of the Option, nor the issuance of Shares upon exercise of the Option, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her relationship with the Company as a Service Provider at any time.

8.Non-transferability of Option. This Option may not be transferred except as expressly permitted under Section 5 of this Award Agreement or Section 14 of the Plan.

9.Additional Conditions to Issuance of Stock. The Company will not be obligated to deliver any Shares under this Agreement until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Common Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions contained in this Award Agreement have been satisfied or waived.  The Company may require, as a condition to the exercise of the Option or the delivery of Shares under the Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law.

10.Provisions of the Plan. This Award Agreement is subject in its entirety to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant.  By accepting, or being deemed to have accepted, all or any part of the Option, the Participant agrees to be bound by the terms of the Plan and this Award Agreement.

11.Recoupment Policy; Stock Ownership Guidelines.  The Option and any Shares issued pursuant to exercise of the Option (or any portion of the Option) will be subject to the Company’s Recoupment Policy and its Stock Ownership Guidelines, where applicable.

12.Electronic Delivery. The Company may decide to deliver any documents related to the Option awarded hereunder or future equity awards that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 215 First Street, Suite 7, Cambridge, MA 02142, or at such other address as the Company may hereafter designate in writing.

14.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

15.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

16.Modifications to the Agreement. This Award Agreement (including all exhibits) and the Plan constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Administrator may at any time or times amend this Award Agreement for any purpose which may at the time be permitted by law; provided, however, that except as otherwise expressly provided herein or in the Plan the Administrator may not, without the Participant’s consent, alter the terms of this Award Agreement so as to affect materially and adversely the Participant’s rights under this Award Agreement. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option.

17.Limitation on Liability.  Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to the Participant or to any Beneficiary by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of this Option award to satisfy the requirements of Section 422 of the Code or Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to this Option award.

18.Governing Law. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the state courts of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where the Option is granted and/or to be performed.

EXHIBIT B

SAREPTA THERAPEUTICS, INC.

Amended and restated 2011 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Sarepta Therapeutics, Inc.

215 First Street

Suite 7

Cambridge, MA 02142

1. Exercise of Option. Effective as of today, , , the undersigned (“Purchaser”) hereby elects to exercise the option (the “Option”) to purchase [#] shares (the “Shares”) of the Common Stock of Sarepta Therapeutics, Inc. (the “Company”) under and pursuant to the Amended and Restated 2011 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated_____________, 20__, (the “Award Agreement”). The aggregate purchase price for the Shares is $ , as required by this Award Agreement. Capitalized terms used herein without definition shall have the meanings given in the Plan and, if not defined in the Plan, the Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and this Award Agreement and agrees to abide by and be bound by their terms and conditions. The Purchaser further acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Common Stock that may be issued under the Plan.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares issued upon the exercise of the Option. Purchaser represents that Purchaser has consulted with any attorneys and tax consultants Purchaser deems advisable in connection with the exercise of the Option, and the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

[Signature Page to Follow]

Submitted by:	Accepted by:

PURCHASER:	SAREPTA THERAPEUTICS, INC.

Signature	By

Print Name	Title

Residence Address:

Date Received